EXHIBIT 21.1
GRANITE POINT MORTGAGE TRUST INC.
Subsidiaries of Registrant

Name	Jurisdiction of Organization
GP 1601 Owner LLC	Delaware
GP Commercial CB LLC	Delaware
GP Commercial CB Holdings LLC	Delaware
GP Commercial CB SL Sub LLC	Delaware
GP Commercial CCFG Holdings LLC	Delaware
GP Commercial CCFG LLC	Delaware
GP Commercial FCC Holdings LLC	Delaware
GP Commercial FCC LLC	Delaware
GP Commercial Holdings LLC	Delaware
GP Commercial Investment Corp.	Delaware
GP Commercial JPM Holdings LLC	Delaware
GP Commercial JPM LLC	Delaware
GP Commercial Mortgage LLC	Delaware
GP Commercial MS Holdings LLC	Delaware
GP Commercial MS LLC	Delaware
GP Crossing Pref LLC	Delaware
GP MM Owner LLC	Delaware
GP MM Owner II LLC	Delaware
GP Monroe Owner LLC	Delaware
GPMT 2021-FL3 LLC	Delaware
GPMT 2021-FL3, Ltd.	Cayman Islands
GPMT 2021-FL4 LLC	Delaware
GPMT 2021-FL4, Ltd.	Cayman Islands
GPMT CLO Holdings LLC	Delaware
GPMT CLO REIT Holdings LLC	Delaware
GPMT CLO REIT LLC	Delaware
GPMT Collateral Manager LLC	Delaware
GPMT Seller LLC	Delaware
Granite Point Operating Company LLC	Delaware
GP W 25 II LLC	Delaware
GP W 25 Pref LLC	Delaware
GP Wisteria LLC	Delaware